John Hancock Financial Services, Inc.

John Hancock Place Post Office Box 111 Boston, Massachusetts 02117 (617) 572-9197 Fax: (617) 572-9161 E-mail: jchoodlet@jhancock.com James C. Hoodlet Vice President and Chief Counsel

December 6, 2013

U.S. Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Re: John Hancock Life Insurance Company (U.S.A.) Separate Account A File Nos. 811-4834

and 333-179570

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 4 under the Securities Act of 1933 (Post-Effective Amendment No. 52 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company (U.S.A.) Separate Account A as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.

Very truly yours,

/s/ James C. Hoodlet

Vice President and Chief Counsel

Protection Variable Universal Life 2012